UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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International Business Machines Corporation
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In an effort to provide increased transparency, IBM’s Executive Compensation and Management Resources Committee is providing the following additional disclosure regarding the design of IBM’s executive compensation programs as supplemental information to its Notice of Annual Meeting and Proxy Statement filed on March 11, 2019.

Disclosure of Performance Share Unit Program Targets and Rationale

2016-2018 Performance Period	Operating EPS *	Free Cash Flow *

3 Year Cumulative Target	$42.50	$34.4	B
3 Year Cumulative Performance	$41.06	$36.5	B
% Attainment	97%	106%
Incentive Score	93	115
Weighting	70%	30%
Final Score		99

* Non-GAAP financial metrics. See Appendix A in the Company’s 2019 Proxy Statement for information on how we calculate these performance metrics.

2016 free cash flow results as originally reported, prior to restatement for adoption of 2017 FASB guidance on stock-based compensation.

2016-2017 Operating EPS as originally reported, prior to restatement for adoption of 2018 FASB guidance on pension.

In setting goals for IBM’s performance-based compensation, the Compensation Committee takes into consideration meaningful business and economic changes within the context of IBM’s rigorous long-term business objectives.

Targets are established at the beginning of each three-year performance period.  These targets are based on IBM’s financial model, as shared with investors, and the Board-approved annual budget.  The 2016-2018 long term incentive targets are below the prior plan’s targets due to: (1) strategic decisions to aggressively reshape the business profile towards cloud, AI, blockchain, security and other emerging areas while shifting away from low value businesses, and (2) a sizeable negative impact from a strengthening U.S. Dollar over the same period.

Throughout 2015 and 2016, the above two drivers were regularly communicated to investors, including in the Company’s guidance set forth in its Quarterly Earnings Call prepared remarks and Investor Day Presentations, all of which are on file with the SEC.  During the January 2016 Earnings Call, specific guidance was provided for both Operating EPS and Free Cash Flow realization, and targets for the 2016-2018 performance period were set at or above Company guidance.

Disclosure of Annual Incentive Program Targets and Rationale

	2018		2018		2018		Resulting	Qualitative	Pool Funding
Financial Metrics	Target		Results		% Attainment	Weight	Incentive Score (1)	Adjustment	Score
Strategic Imperative Revenue (2)	$41.0	B	$39.8	B	97%	20%
Operating Net Income (3)	$13.4	B	$12.7	B	95%	40%	96	-15	81
Operating Cash Flow (3)	$16.1	B	$15.6	B	97%	40%

(1)         Based on AIP payout table.

(2)         In 2019, total IBM revenue will replace Strategic Imperatives revenue.

(3)         Non-GAAP financial metrics.  See Appendix A in the Company’s 2019 Proxy Statement for information on how we calculate these performance metrics.

IBM sets business objectives for the Annual Incentive Program at the beginning of each year, which are approved by the Board of Directors.  The Compensation Committee and the Board of Directors review IBM’s annual business objectives and set the metrics and weightings for the annual program to reflect current business priorities.  These objectives translate to targets for IBM and for each business unit for purposes of determining the target funding of the Annual Incentive Program.

For the 2018 Annual Incentive Plan, the targets for each of the three financial metrics were more rigorous than external guidance presented to investors in the prepared remarks of the January 2018 Quarterly Earnings Call, which is on file with the SEC:

•                  Target for Strategic Imperatives Revenue was above our long-term objective of ~$40B

•                  Target for Operating Net Income was above required levels to achieve external guidance for Operating EPS of “at least $13.80”

•                  Target for Operating Cash Flow supported free cash flow realization well above IBM’s externally communicated financial model of over 90%

Rationale of Short-Term and Long-Term CEO Compensation Mix

Given the business context and programs described above, the Board and Compensation Committee have been intentional about the components of the CEO total compensation package.

As described in the Proxy Statement, the Board and the Compensation Committee benchmark CEO total target compensation to the 50th percentile of companies with similar size, scope, and complexity.  To achieve this median pay package, the Board allocates compensation across base salary, short-term incentive and long-term incentive as follows:

•                  A significant portion of the total package is at risk and based on Company performance, with only 8% of pay being delivered in base salary.

•                  The short-term, performance-based incentive target was increased in 2015 to reflect the importance of annual execution in the portfolio shifts that would be needed to deliver future, long-term shareholder value.  It has not been further increased since 2015.

•                  The Board and Compensation Committee have ensured the balance of the CEO compensation is long-term, largely performance-based, and aligned to shareholder interest.  This is further supported by other compensation policies like outright stock ownership guidelines where the requirement for the CEO, at 10 times salary, is significantly above the peer group median.  The CEO currently has outright stock holdings at 22 times her base salary.

In early 2016, the Board made a one-time grant of premium-priced options to the CEO.  This unique grant was made at a crucial point in a multi-year transformation, to ensure continuity of leadership and alignment with stockholder interests.  Since that time, no other one-time grants have been made to the CEO.

Overall, CEO pay represents a performance-based structure supporting the unique business transformation for the Company and aligning to the long-term interest of our shareholders.

For additional information about financial information publicly communicated to our investors, see the links below to IBM’s SEC disclosure:

January 2015 Earnings: https://www.sec.gov/Archives/edgar/data/51143/000110465915003681/a15-2313_28k.htm

October 2015 Earnings: https://www.sec.gov/Archives/edgar/data/51143/000110465915071586/a15-21080_28k.htm

January 2016 Earnings: https://www.sec.gov/Archives/edgar/data/51143/000110465916090528/a16-1789_28k.htm

2016 IBM Investor Day: https://www.sec.gov/Archives/edgar/data/51143/000110465916100072/a16-5143_38k.htm

January 2018 Earnings: https://www.sec.gov/Archives/edgar/data/51143/000110465918003059/a18-3308_2ex99d1.htm